EX P.5
                         ARMSTRONG SHAW ASSOCIATES INC.
                 45 GROVE STREET o NEW CANAAN, CONNECTICUT 06840


MANAGING DIRECTORS:                                        PHONE: (203) 972-9600
     JEFFREY M. SHAW                                        FAX:  (203) 972-9630
     MONICA C. GRADY
     TODD W.D. CRYSTAL
     STEPHAN J. WEINBERGER
     BRUCE CRYSTAL

                                 CODE OF ETHICS

                                                                     August 2001

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I.   INTRODUCTION

     Armstrong Shaw Associates Inc. ("ASA") is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). As a registered investment adviser, ASA is subject to the Advisers Act and to the rules and regulations promulgated thereunder. The Securities and Exchange Commission has jurisdiction to enforce the Advisers Act and its rules and regulations.

     Where ASA handles the accounts of United States pension plans, it is also subject to the Employees Retirement Income Security Act of 1974 ("ERISA") and the rules and regulations promulgated thereunder, under the jurisdiction of the United States Department of Labor.

     As a registered investment advisor, ASA owes a duty of loyalty to each of its clients, which requires that the firm serve the best interests of its clients at all times. ASA's access person shall always place the interests of clients ahead of their own. Armstrong Shaw Associates will not tolerate illegal or improper actions undertaken either for personal benefit or in a misguided effort to achieve gains on behalf of the firm or its clients.

     Each access person must review this manual and abide by its terms. Of course, there will always be situations not covered by this manual, and some situations may have compliance or regulatory implications that become apparent only upon examination. Therefore, you should consult the Compliance Department whenever you are in doubt about the proper way to respond to the situation.

II.  PURPOSE

     This Code of Ethics (the "Code") has been adopted in accordance with Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act"), as amended. The purpose of this Code is to provide regulations and procedures consistent with the Act, and Rule 17j-1 thereunder. In addition to the various laws and regulations covering our activities, it is clearly in our best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of our officers and Access persons. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

     Rule 17j-1(a) sets forth the following general prohibitions:

     It shall be unlawful for any access person of ASA in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired, as defined in the Rule, to:

     1.   employ any device, scheme or artifice to defraud;

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     2.   make any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit; or

     4.   engage in any manipulative practice.

III. GENERAL PRINCIPLES

     It is the policy of ASA that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Investment Advisors Act or, with respect to those clients that are Investment Companies, Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act").

     Our aim is to be as flexible as possible in our organization and our internal procedures, while simultaneously protecting our organization and our clients from the damage that could arise from a situation involving a real or apparent conflict of interest. As a general principle, it is imperative that those who work on behalf of ASA avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interests of clients.

     While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code is designed to set forth our policy regarding access person conduct in those situations in which conflicts are most likely to develop. As you consider the more detailed portions of the Code below, you should keep in mind the following fundamental fiduciary principles that govern personal investment activities:

     A. The interests of the shareholders must come first. In any decision relating to your personal investments, you must scrupulously avoid serving your own interests ahead of those of the shareholders.

     B. Personal investments should comport with both the letter and the spirit of this Code, and should avoid any actual or potential conflicts of interest.

     C. Access persons should not take inappropriate advantage of their position.

     Individual security transactions by access persons of ASA must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of ASA.

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IV.  DEFINITIONS

     A.   "Adviser" means Armstrong Shaw Associates Inc. ("ASA").

     B.   "Access Person" means any director, officer, or employee of ASA.

     C. "Beneficial Ownership" shall be interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. As set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, the term "pecuniary interest" in securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     D. "Control" shall have the same meaning as that set forth in Section 2(a) (9) of the Act.

     E. "Investment Company" means a company registered as such under the Act or any series thereof for which ASA is an investment adviser or sub-advisor.

     F.   "Inside information" means material non-public information.

     G.   "Personal  Securities  Transactions"  means transactions in Securities
          (i) for your own account, including IRAs, or (ii) for an account in which you have indirect beneficial ownership, unless you have no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which you have a beneficial interest (such as a trust of which you are an income or principal beneficiary) are included within the meaning of "indirect beneficial interest."

     H. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security, the conversion of a convertible security, and the exercise of a warrant for the purchase of a security.

     I. The term "Review Officer" shall mean the officer or employee of ASA designated from time to time by ASA to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of ASA designated from time to time by ASA to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

     J. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and other money market instruments as may be

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                                                                          Page 5

          designated  from  time to time by ASA,  and  (iii)  shares  issued  by registered open-end investment companies (including shares of registered open-end investment companies that are traded on an exchange).

V.   SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

     A. No access person shall purchase or sell, directly or indirectly, any security that he or she knows, or should have known at the time of such purchase or sale, is part of a buy or sell program being conducted by the firm.

     B.   All access  persons  are  required  to clear in  advance,  through the
          trading  compliance   director,   the  following  personal  securities
          transactions prior to execution:

          1.   Initial Public Offerings

          2.   Private Placements

          3. Purchases and sales in securities with a market cap in excess of $1 billion and where the total trade amount will be in excess of $200,000.

     C. No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of ASA) any information regarding any client interests or actual or contemplated securities transactions, investment decisions or research priorities of ASA.

     D. No access person shall trade on "inside information." While the law concerning insider trading is not static, it is generally understood that the law prohibits: 1) trading by an insider while in possession of inside information, 2) trading by a non-insider while in possession of inside information where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, and 3) communicating material non-public information to others. "Insiders" include officers, directors and employees of a company, as well as "temporary insiders" who enter into a special confidential relationship in the conduct of a company's affairs and as a result gain access to information solely for the company's purpose. Temporary insiders can include, for example, lawyers, accountants, advisers, consultants and employees of such persons. Trading on inside information is not a basis for liability unless the information is material; i.e., information for which there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions, or information that is reasonably certain to have substantial effect on the price of the company's securities. Such information would include, for example, dividend changes, earnings estimates, changes in previously released earnings estimates, merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary

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          management developments.  Material information does not have to relate to a company's business per se; for example, courts have found information respecting the contents of forthcoming newspaper columns to be material. In addition, the information must be non-public; i.e., not effectively communicated to the marketplace. One must be able to point to some fact; e.g., an SEC filing, to show that the information is generally public.

VI.  PERSONAL SECURITIES HOLDING AND TRADING REPORTING REQUIREMENTS

     A. Initial Holdings Report. No later than 10 days after becoming an access person of Armstrong Shaw Associates, every access person shall report to the Review Officer the following information:

          1. The title, the interest rate and maturity date (if applicable), number of shares and principal amount of each security in which the access person had any beneficial ownership when the person became an access person.

          2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person.

          3.   The date that the report is submitted by the access person.


     B. Quarterly Transaction Reports. No later than 10 days after the end of each calendar quarter, every access person shall report to the Review Officer the following information:

          1. With respect to any transaction during the quarter in which the access person had any direct or indirect beneficial ownership:

               a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved.

               b. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition).

               c. The price of the security at which the transaction was effected.

               d. The name of the broker, dealer or bank with or through which transaction was effected.

               e.   The date that the report is submitted by the access person.

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          2.   With respect to any account  established  by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

               a. The name of the broker, dealer or bank with whom the access person established the account.

               b.   The date the account was established.

               c.   The date the report is submitted by the access person.

          C. Annual Holdings Report. Annually, every access person shall report and certify to the Review Officer the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               1. The title, number of shares and principal amount of each security transaction in which the access person had any direct or indirect beneficial ownership.

               2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the Access person.

               3.   The date that the report is submitted by the access person.

               4. Every access person shall execute an Annual Certification of Compliance with Code of Ethics form (see Attachment A at the end of this document for a blank copy) as of the same date as the Annual Holdings Report.

          D.   Excepted   Securities  and  Funds.   Because   certain  types  of
               securities do not present the opportunity for the type of improper trading activities this Code of Ethics is designed to prevent, the following are excepted from coverage and therefore from reporting requirements:

               1.   Money market fund investments

               2. Direct obligations of the government of the United States (U.S. and securities guaranteed by the U.S. Government.

               3.   Bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial paper, high quality short-term debt, instruments including repurchase agreements.

               4.   Securities of publicly-traded, open-ended mutual funds.

               5. Automatic dividend reinvestment plans or other periodic payment for the purchase or sale of a security other than optional cash purchase.

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          E.   Exceptions to Reporting  Requirements.  An access person need not make a report under this Section with respect to transactions effected for, and securities held in any account over which the person has no direct or indirect influence or control.

          F. Special Exemptions. The trading compliance director may grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not violate any policy embodied in this Code and that an exemption is appropriate to avoid an injustice to the access person in the particular factual situation presented. Factors to be considered may include: the size and holding period of the access person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the access person's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. Purchases and sales for which the trading compliance director has granted an exemption are subject to reporting requirements.

               Any access person wishing an exemption should submit a written request to the trading compliance director setting forth the pertinent facts and reasons why the access person believes that the exemption should be granted. Access persons are cautioned that exemptions are intended to be exceptions and will not routinely be approved.

VII. REVIEW OF REPORTS

     At the end of each calendar quarter, both the Review Officer and the Alternate Review Officer shall review all reported personal securities transactions reports submitted to determine whether a violation of this Code of Ethics may have occurred. If the Review Officer and the Alternate Review Officer together determine that a violation of this Code of Ethics has or may have occurred, they will determine whether it is appropriate to impose sanctions or take other actions against the access person. They will make such determination in light of all relevant facts and circumstances including, but not limited to, the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of the access person's responsibilities under the Code and the access person's past history of compliance or non-compliance with the Code.

VIII. SANCTIONS

     Any violation of this Code of Ethics may result in the imposition of sanctions as ASA may deem appropriate under the circumstances. Such sanctions or other actions may include, but are not limited to, one or more of the following:

     o    requiring  the access  person to refrain from  personal  trading for a period;
     o disgorement of any profits associated with transactions which constitute a violation of the Code, or restitution to an effected client.

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     o    requiring  the access  person to reverse the  trade(s) in question and forfeit any
     o    profit or absorb any loss derived therefrom;
     o    a letter of censure;
     o    a monetary fine levied at the access person;
     o    suspension of the employment of the access person;
     o    termination of the employment of the access person;
     o civil referral to the SEC or other civil regulatory authority, if appropriate under the circumstances; or
     o    criminal referral, if appropriate under the circumstances.

     The Review Officer and the Alternate Review Officer shall have the sole authority to determine the sanction or other action, if any, to be imposed for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Prior to imposing sanctions or taking other actions against the access person, the Review Officer and the Alternate Review Officer shall provide the access person with an opportunity to present information bearing on these matters.

     Failure to comply with any sanctions, including the failure to abide by a directive to reverse a trade or refrain from further trading, may result in the imposition of additional sanctions. Unless, in the opinion of the Review Officer and the Alternate Review Officer, there are extenuating circumstances, a repeat violation of the Code and any violation involving deception, dishonesty or a willful failure to comply, will result in one or more of the most severe sanctions, including the imposition of a monetary fine and/or the suspension or termination of employment.

     If the access person committing the violation is the Review Officer or the Alternate Review Officer, then the other Officer shall make a determination with respect to sanctions or actions described above.

IX.  PRIVACY POLICY

     Access persons must not use or disclose any proprietary and/or confidential information that they obtain during employment with the firm, except as required by their jobs. This obligation remains even after an access person's association with the firm ends.

A.   Procedures to Implement Policy.

     1. Access persons are not to give personal information out over the telephone or in response to an e-mail unless they have identified the person to whom they are communicating as either the client, a fiduciary representative of the client, or a party that needs the information to complete a transaction for the client, e.g., broker-dealers and custodians.

     2. In order to confirm the identity of the persons requesting personal information over the telephone or by e-mail, access persons are required to ask for some personal identifying information, such as social security number or account number, before releasing nonpublic information.

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     3.   Access to client  information  is limited to those access persons that need access to the information either to provide services to the client or conduct firm operations.

     4. Client information should be returned promptly to the client's file when no longer required by the access person to provide services to the client or conduct firm operations.

     5. Client information should not be left in offices or conference rooms unattended.

     6. Visitors are not allowed to walk unattended into our offices. All visitors should be met by the receptionist, and in his/her absence, a properly designated employee.

     7. Documents containing client nonpublic personal information should be destroyed or shredded prior to disposal.

     8. Any questions regarding Armstrong Shaw Associates Inc.'s Privacy Policy should be directed to Monica Grady.

     9.   Any access  person  who  violates  Armstrong  Shaw  Associates  Inc.'s
          Privacy Policy may be subject to disciplinary action up to, and including termination of employment.

X.   RECORDS

     Armstrong Shaw Associates shall maintain and preserve in an easily accessible place records in the manner and to the extent set forth below.

     1. A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

     2. A record of any violation of this Code, and of any action taken as a result of such violation, for a period of not less than five years following the end of the fiscal year in which the violation occurs.

     3. A copy of each report made by an access person pursuant to the Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     4. A list of all persons who are, or within the past five years, have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     5. A record of each decision and the reasons supporting the decision, to approve the acquisition by access persons of initial public offerings and private placements shall be maintained for at least five years after the end of the fiscal year in which the approval was granted.

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                                                                         Page 11


                                  ATTACHMENT A

                         ARMSTRONG SHAW ASSOCIATES INC.
                 45 GROVE STREET O NEW CANAAN, CONNECTICUT 06840
                    PHONE: (203) 972-9600 FAX: (203) 972-9630

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

By signing below I certify the following:

     1. I have read and understand the Armstrong Shaw Associates Code of Ethics.

     2.   I am subject to the Code of Ethics document.

     3. I have complied with all of the requirements of the Code of Ethics to which I am subject.

     4. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




                                                  _______________________
                                                  Signature

                                                  _______________________
                                                  Name (printed)

                                                  _______________________
                                                  Date

                                                                     EXHIBIT P.5

                 J.P. MORGAN FLEMING ASSET MANAGEMENT (USA) INC.
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.

                              ROBERT FLEMING, INC.
              J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LIMITED

                                 CODE OF ETHICS

1.   Purposes

     This Code of Ethics (the  "Code") has been adopted by  investment  advisers listed above, and any affiliates thereof that provide investment advisory service (collectively, "J.P. Morgan Fleming"), in accordance with Rule 17j-l(c)promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2 (k ) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-l(b) as follows:

     It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (a)  To employ any device, scheme or artifice to defraud the Fund;

     (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d) To engage in any manipulative practice with respect to the Fund.

2.   Definitions

     (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

     (b) "Administrator" means Morgan Guaranty Trust Company or any successors.

     (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser or Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

     (d)'Beneficia1 ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-l(a) (2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (e) 'Control" has the same meaning as in Section 2(a)(9) of the Act.

     (f)  "Covered  Security"  shall have the meaning set forth in Section  2(a)
(36) of the Act, except that it shall not include shares of open- end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (g)"Fund" means an Investment Company registered under the Investment Company Act of 1940. (h) "Initial Public Offering" means an offering of
Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4 (6 ) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j)"Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (k) "Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3.   Statement of Principles

     It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

     (a)the duty to at all times place the interests of shareholders and other clients of the Adviser first;

     (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and(d)all personal transactions must be oriented toward investment, not short-term or speculative trading. It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.

4.   Procedures to be followed regarding Personal Investments by Access Persons

     (a) Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's compliance department before transacting in any Covered Security based on certain quidelines set forth from time to time by the Adviser's compliance department. For details regarding transactions in mutual funds, see
Section 4(e).

     (b) Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's compliance department, unless an exception has been granted by the Adviser's compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's compliance group, within the customary period for the confirmation of such trades in that market.

     (c) Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan Chase or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

     (d) Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the Adviser's compliance department.

     (e) Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's compliance department, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person has had recent dealings or responsibilities regarding such mutual fund.

     (f) Limited offerings. An Access Person may participate in a limited offering only with advance notification to the Adviser's compliance department and with written approval of such Access Person's group head (or designee).

     (g) Blackout periods. Advisory Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Advisory Person makes, participates in, or obtains information regarding the purchase or sale of such Covered Security for any of their client accounts. In addition, Access Persons are prohibited from executing a transaction in a Covered Security during a period in which there is a pending buy or sell order on the Adviser's trading desk.

     (h) Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance department.

     (i) Securities of J.P. Morgan Chase. All transactions in securities issued by J.P. Morgan Chase must be pre-cleared with the Adviser's compliance department.

     (j) Each Advisory Person must disclose any potential conflict of interest (personal or professional) to his or her group head either prior to or at the time of making any recommendation that may result in the purchase or sale of securities for a Fund.

5.   Reporting Requirements

     (a)  Every Access Person must report to the Adviser:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

          (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

          (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B)the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

     (b) Exceptions from the Reporting Requirements. (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

          A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

          B. a Quarterly  Transaction  or New Account Report under Sections 5(a)
          (ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

     (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to
     Section 5(a)(ii).

     (d) All reports prepared pursuant to this Section 5 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

     (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.

     (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

          (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

6.   Recordkeeping Requirements

     The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

          (a) .A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c) A copy of each  report  made by an Access  Person as  required  by
          Section 5(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

          (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

          (e) A copy of each report required by 5(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under
          Section 4(f) above, for at least five years after the end of granted.

8.   Sanctions

     Upon discovering a violation sanctions as they deem appropriate, letter of censure or suspension violator. the fiscal year in which the approval is of this Code, the Adviser may impose such including, -- inter alia, financial penalty, a or termination of the employment of the violator.

                                  EXHIBIT P.5

                                 BUSINESS ETHICS
                                       FOR
              CIGNA RETIREMENT & INVESTMENT SERVICES ASSOCIATES OF:

                      TIMESSQUARE CAPITAL MANAGEMENT, INC.
                                    ("TSCM")

                             CIGNA INVESTMENTS, INC.
                                     ("CII")

                        GLOBAL PORTFOLIO STRATEGIES, INC.
                                     ("GPS")

                  CIGNA INTERNATIONAL INVESTMENT ADVISORS, LTD.
                                    ("CIIAL")

                   CIGNA INTERNATIONAL INVESTMENT ADVISORS, KK
                                   ("CIIAKK")

                                       AND

                                CIGNA FUNDS GROUP
                         CIGNA INSTITUTIONAL FUNDS GROUP
                          CIGNA VARIABLE PRODUCTS GROUP
                            CIGNA HIGH INCOME SHARES
                        CIGNA INVESTMENT SECURITIES, INC.
                           (COLLECTIVELY, THE "FUNDS")

                                                                    OCTOBER 2002

                                 BUSINESS ETHICS

                                  INTRODUCTION

I.   Statement of General Principles
     -------------------------------

     The Business Ethics are based on the principle that the employees, officers and directors of Covered Companies owe a fiduciary duty to all Clients to conduct their personal securities transactions and other activities in a manner which does not interfere with investment transactions or otherwise take unfair advantage of their relationship to Clients. All employees must adhere to this general principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not automatically insulate from scrutiny transactions and activities that show a pattern of compromise or abuse of the individual's fiduciary duties to Clients. Accordingly, all employees, officers and directors must seek to avoid any actual or potential conflicts between their personal interests and the interest of our Clients. In sum, all employees, officers and directors shall place the interests of our Clients before our personal interests.

     The purpose of the Business Ethics is to establish procedures consistent with the Investment Advisers Act of 1940, Investment Company Act of 1940, and Securities Exchange Act of 1934. Accordingly, no Access Person or Non-Access Person shall --

     1.   Employ any device, scheme or artifice to defraud;

     2. Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person; or

     4.   Engage in any manipulative practice.

     These Business Ethics are designed to supplement the Business Ethics and Practices adopted by CIGNA Corporation, which apply to all employees of CIGNA Corporation and its affiliates. CIGNA Retirement & Investment Services Associates must comply with the Business Ethics and Practices of CIGNA Corporation as well as the Business Ethics for CIGNA Retirement & Investment Services Associates. Violations of the Business Ethics and Practices of CIGNA Corporation must be reported to the CIGNA General Auditor.

     Supervisors at every level are responsible for seeing that their employees understand these Business Ethics. Supervisors should encourage employees to discuss questions of business ethics or practices at any time they arise and to surface potential questions before any action is taken in order to prevent problems from developing.

II.  General Definitions

     Access Persons:        Any director, officer, general partner, or "Advisory
                            Person"  of  TSCM or the  Funds,  except  for  those
                            directors   or   trustees   of  the  Funds  who  are
                            unaffiliated   with   CIGNA   Corporation   or   its
                            affiliates.

     Advisory Persons:      A subset of Access Persons.  Any CIGNA  Retirement &
                            Investment Services  (Investments)  Associates whose
                            functions or duties relate to the  determination  of
                            recommendations  to purchase,  sell, or hold Covered
                            Securities  for  an  investment  company  registered
                            under  the  Investment  Company  Act of 1940;  those
                            individuals,  who in connection with his/her regular
                            duties,  obtain  any  information   concerning  such
                            publicly-traded Covered Securities being recommended for purchase, sale or hold.

                            With respect to the Funds, any CIGNA Retirement & Investment Services (Investments) Associate who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding recommendations for the purchase or sale of Covered Securities by a Fund, and any natural person in a control relationship to a Fund or TSCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

     Associate:             Any  employee  of  CIGNA  Corporation  or any of its
                            affiliates assigned to the Investments area of the Retirement & Investment Services Division.

     Beneficial Ownership:  Generally,   employees   will  be   deemed  to  have
                            ownership of Covered  Securities  in the accounts of
                            their spouses,  dependent relatives,  members of the
                            same  household,  trustee and custodial  accounts or
                            any other  account  in which  they have a  financial
                            interest   or  over  which   they  have   investment
                            discretion. See Exhibit A for expanded discussion.

     Chief Compliance
     Officer: Timothy F. Roberts is the Chief Compliance Officer for Covered Companies.

     CIGNA Securities:      Securities  issued or sponsored by CIGNA Corporation
                            or its affiliates.

     Client: Any corporate, advisory, investment company or other account managed by, or as to which investment advice is given by, a Covered Company.

     Covered Companies:     TimesSquare  Capital  Management,  Inc. (TSCM) CIGNA
                            Investments, Inc. (CII) Global Portfolio Strategies,
                            Inc. (GPS) CIGNA International  Investment Advisors,
                            Ltd.   (CIIAL)   CIGNA   International    Investment
                            Advisors, KK (CIIAKK) "The Funds"

     Covered Securities:    Any note, stock,  treasury stock,  bond,  debenture,
                            evidence of indebtedness, certificate of interest or
                            participation  in  any   profit-sharing   agreement,
                            shares of closed-end mutual funds,  collateral-trust
                            certificate,    preorganization    certificate    or
                            subscription,    transferable   share,    investment
                            contract,  voting-trust certificate,  certificate of
                            deposit   for  a  security,   fractional   undivided
                            interest in oil and gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, non-bank certificate of deposit, or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security".

                            "Covered Securities" do not include - direct obligations issued by the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; or shares of a registered open-end investment company.

     Equivalent Covered
     Securities:            Equivalent   Covered   Security   is  one  that  has
                            substantial economic relationship to another Covered
                            Security.  This would  include,  among other things,
                            (1) a Covered Security that is convertible into another Covered Security,

                            (2) with respect to an equity Covered Security, a Covered Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Covered Security and (3) with respect to a fixed-income Covered Security, a Covered Security having the same issuer, maturity, coupon and rating, any derivative, option or warrant relating to that Covered Security.

     Investment Personnel:  Portfolio  Managers and any other  Advisory  Persons who provide investment information and/or advice to the Portfolio Managers and/or help execute the Portfolio Manager's investment decision. Investment Personnel include research analysts, traders, and their assistants.

     Material, Non-Public
     Information:           As a general  guideline,  information is material if
                            it might reasonably be expected to affect the market value of Covered Securities or influence investor decisions to buy, sell or hold Covered Securities.
                            Information is nonpublic if it is not generally available to the investing community.

     Non-Access Persons:    CIGNA  Retirement & Investment  Services  Associates
                            (Investments)  who  are  not  designated  as  Access
                            Persons.

     Personal Covered
     Security Transactions: Any personal  purchase or sale of a Covered Security on behalf of an account(s) in which an Access Person or Non-Access Person has direct or Beneficial Ownership.

     Portfolio Managers:    Investment    Personnel    who   have   the   direct
                            responsibility and authority to make investment decisions for a Client.

     Purchase or Sale:      Any contract or agreement,  including the writing of
                            an option, to purchase or sell a Covered Security.

     The Funds              CIGNA Funds Group
                            CIGNA Institutional Funds Group
                            CIGNA Variable Products Group
                            CIGNA High Income Shares
                            CIGNA Investment Securities, Inc.

III. A.   Applicability
          -------------

          The  Business  Ethics  apply  to all  CIGNA  Retirement  &  Investment
          Services Associates (Investments), including part-time employees. Temporary personnel and consultants are subject to the same provisions of this policy as full-time employees.

     B.   Dissemination and Acknowledgment of the Business Ethics
          -------------------------------------------------------

          The following procedures pertain to dissemination and acknowledgment of receipt of the Business Ethics.

          A. The Chief Compliance Officer and each designated Compliance Officer in Tokyo and London oversee the dissemination and affirmation of the Business Ethics to those persons for whom he or she is responsible. Currently the Compliance Officers are as follows:

                    Chief Compliance Officer      Tim Roberts
                    Compliance Officer (London)   Flora Kong
                    Compliance Officer (Tokyo)    Fumi Kaji

          B. Human Resources ensures that each new full and part-time employee of Covered Companies receives, upon employment, a copy of the Business Ethics and the Affirmation/Disclosure Statement. The employee sends the executed Affirmation/Disclosure Statement to the Compliance Department.

               Hiring managers are responsible for assuring temporary personnel and consultants receive a copy of the Business Ethics and execute the Affirmation/Disclosure Statement.

          C. Access Persons and Non-Access Persons are required to certify at least annually using the Affirmation/Disclosure Statement that:

               (i)  they have read and understood the Business Ethics;

               (ii) they recognize that they are subject to the Business Ethics;

               (iii)they have  complied  with the  requirements  of the Business
                    Ethics;

               (iv) they  have  disclosed  or  reported  all  Personal   Covered
                    Securities Transactions required to be disclosed or reported pursuant to the requirements of the Business Ethics.

IV.  Prohibited and  Restricted  Personal  Covered  Securities  Transactions  by
     ---------------------------------------------------------------------------
     Advisory Persons, Other Access Persons, and Non-Access Persons
     --------------------------------------------------------------

     A.   Initial Public Offerings
          ------------------------

          No Advisory Person may acquire any Covered Securities (equity or fixed income) in an initial public offering. However, there may be circumstances where investments may be permitted, if they do not represent conflict of interest, or even the appearance of a conflict of interest. An example is shares issued by mutual banks and insurance companies that specifically allocate shares to existing customers. Consult with the Chief Compliance Officer.

          All NASD Registered Representatives are reminded to also consult the CIGNA Financial Services, Inc. compliance manual prior to acquiring any IPO.

     B.   Private Placements
          ------------------

          Access Person and Non-Access Persons may not acquire any private placement security without express prior approval by Compliance or CR&IS Law.

          (i) Such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the Access Person or Non-Access Person by virtue of his or her position with a Client.

          (ii) Access Persons and Non-Access Persons who have been authorized to acquire a private placement security must disclose that investment to the Chief Investment Officer (including his or her designee) and the Compliance Department when the Access Person or Non-Access Person plays a part in any subsequent consideration of an investment by a Client in the issuer of the private placement. In such circumstances, a decision to purchase securities of the issuer for a Client will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

     C.   Blackout Periods
          ----------------

          Except as provided in Section F below,

          (i) Advisory Persons are prohibited from executing a transaction in a Covered Security on any day during which any Client for which a Covered Company provides investment advice has a pending "buy" or "sell" order in the same or an equivalent Covered Security and until such time as that order is executed or withdrawn.

               All CIGNA Retirement & Investment Services (Investments) Associates are prohibited from executing a transaction in a Covered Security on any day that they have knowledge that any Client has a pending "buy" or "sell" order in the same or an equivalent Covered Security and until such time as that order is executed or withdrawn.

               A "pending 'buy' or 'sell' order" exists when a decision to purchase or sell a Covered Security has been made.

          (ii) Investment Personnel are prohibited from buying or selling a Covered Security within seven calendar days before or after a Client which they manage trades in the same or an equivalent Covered Security.

          (iii)If trades are effected during the proscribed period, any profits realized on such trades may be required to be disgorged to a charity approved by the Chief Compliance Officer.

     D.   Short-Term Trading Profits
          --------------------------

          Except as provided in Section F below, Advisory Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Covered Security within any 60 calendar day period. The 60-day period is determined on the last in, first-out basis. If trades are effected during the proscribed period, any profits realized on such trades may be required to be disgorged to a charity approved by the Chief Compliance Officer. Transactions resulting in breakeven or losses are not subject to the 60 day prohibition.

     E.   Preclearance
          ------------

          Except as provided in Section F below, Advisory Persons must preclear all personal Covered Securities transactions with the Compliance Department. See form in Exhibit B. Other forms of preclearance documentation are acceptable, such as e-mail.

          All precleared orders must be executed by the end of the calendar day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

          The provisions of this Section prohibit all Advisory Persons from entering limit orders in their personal accounts unless their broker-dealer is further instructed that the order is only good until the end of that calendar day. The provisions of this Section prohibit all Advisory Persons from entering good-till-cancel orders in their personal accounts.

          Advisory Persons are permitted to execute trades on-line. However, trades entered on-line after the close of business will not be executed until the following business day. Therefore, the employee must provide backup documentation to the Compliance Department evidencing the entry date of the transaction (which should coincide with the date of the pre-clearance).

     F.   Exempted Transactions
          ---------------------

          1. The following transactions will be exempt from the provisions of Preclearance, Blackout Periods, and Short-Term Trading Profits above:

               (a) Purchases or sales of Covered Securities effected in any personal account over which the Advisory Person has no direct or indirect influence or control or in any account of the Advisory Person which is managed on a discretionary basis by a person other than such Advisory Person and with respect to which such Advisory Person does not in fact influence or control such transactions.

               (b)  Purchases   or  sales  of  Covered   Securities   which  are
                    non-volitional on the part of the Advisory Person.

               (c) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply to optional cash purchases or to the decision to begin or stop participating in a DRIP);

          2.   The prohibitions of Section IV(C)(i) and (ii) (Blackout  Periods)
               - except for Portfolio Managers with respect to activity in a Client they manage - and IV(D) (Short-Term Trading Profits) will not apply to the following (but preclearances will still be required):

               (a) "De minimis" Transactions - Any equity Covered Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Advisory Person has no prior knowledge of activity in such security by a Client, (ii) the issuer is listed on a major securities exchange (including, but not limited to NYSE and AMEX) or the NASDAQ National Market and has a market capitalization (outstanding shares multiplied by the current price per share) greater than $2 billion (or a corresponding market capitalization in foreign markets), and (iii) TSCM-managed portfolios in the aggregate own less than 1% of the outstanding equity shares of the issuer.

               (b) Any fixed income Covered Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Advisory Person has no prior knowledge of transactions in such securities by a Client.

               (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

               (d) Purchases or sales of Covered Securities which receive the prior approval of the Chief Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on a Client or on its ability to purchase or sell Covered Securities of the same class or other Covered Securities of the same issuer.

          3. The prohibitions of Section IV(C)(i) and (ii) (Blackout Periods) and IV(D) (Short-Term Trading Profits) do not apply to the following. Preclearances are not required:

               (a) Any transaction in index securities (e.g. NASDAQ 100 - QQQ), including options thereon, effected on a broad-based index. Individual securities included in an index are not covered by this exception.

V.   Opening  and  Maintaining  Broker-Dealer  Accounts  by Access  Persons  and
     ---------------------------------------------------------------------------
     Advisory Persons
     ----------------

     Access Persons must disclose all broker-dealer accounts in which there is direct or Beneficial Ownership to the Compliance Department. When opening new accounts, notify the Compliance Department prior to effecting any trades in the new account(s).

     In addition, Advisory Persons must supply the Compliance Department with a written statement to be sent to the broker-dealer(s) authorizing the broker-dealer to send duplicate copies of transaction confirmations and periodic statements for all accounts directly to the Compliance Department.

     Access Persons must notify the Compliance Department when broker-dealer account ownership changes occur and when accounts are closed.

VI.  Reporting of Personal Covered Securities Transactions and Post-Trade Review
     ---------------------------------------------------------------------------

     A. Advisory Persons are required to direct their broker-dealers to supply to the Compliance Department, on a timely basis, duplicate copies of confirmations of all Personal Covered Securities Transactions and copies of periodic statements for all accounts in which the Advisory Person has a direct or Beneficial Ownership interest. Compliance with this Business Ethics requirement will be deemed to satisfy the transaction reporting requirements imposed by securities laws. But any transactions in Covered Securities not executed through a broker-dealer must be reported quarterly to the Compliance Department within 10 calendar days of the end of the quarter using the form in Exhibit C. Compliance will e-mail you the form upon request. You may e-mail the completed form to Compliance.

     B. Other Access Persons, i.e. those officers and directors who are not also designated as Advisory Persons and whose broker-dealers do not send duplicate confirmations and periodic statements to Compliance, and Non-Access Persons must report transactions in Covered Securities quarterly within 10 calendar days of the end of the quarter using the form in Exhibit C. Compliance will e-mail you the form at quarter end. You may e-mail the completed form to Compliance.

          Other Access Persons and Non-Access Persons may elect to satisfy the transaction reporting requirement by authorizing their broker-dealers to send duplicate confirmations or periodic statements for all accounts in which there is direct or Beneficial Ownership directly to Compliance. Call Compliance for a form letter we ask you to sign. We will send it to the broker-dealer(s) for you. Note that transactions not effected through broker-dealers must be reported separately.

     C. The Chief Compliance Officer will periodically review the personal investment activity of all Access Persons.

     D. International. The Compliance Officers in Tokyo and London are responsible for reviewing the reports of personal securities transactions. Such review shall relate only to Covered Securities traded in those offices. During due diligence reviews of Tokyo and London, the Chief Compliance Officer will review personal trading activity.

     E.   CIGNA Securities - See Exhibit E.

VII. Disclosure of Personal Holdings of Covered  Securities  Required for Access
     ---------------------------------------------------------------------------
     Persons
     -------

     Within 10 calendar days of employment as, or designation as, an Access Person, and thereafter on an annual basis, all Access Persons must disclose all personal Covered Securities holdings in which the Access Person has direct or Beneficial Ownership.

     A. Compliance with the annual disclosure requirement may be satisfied by periodic broker-dealers' confirmations and statements sent directly to the Compliance Department provided that you confirm annually, in writing (which may be electronic), that you have provided Compliance with an accurate record of information required to be disclosed in the annual holdings report. At year end, Compliance will send you a reminder and a statement to review and use for your confirmation.

          Note that Covered Securities not included in broker-dealers' reports must be reported separately to the Compliance Department. Use the form in Exhibit D. Compliance will e-mail you the report form upon request.

     B. Access Persons whose broker-dealers do not send duplicate confirms and periodic statements to Compliance are required to report all personal Covered Securities holdings using the form in Exhibit D. Compliance will e-mail you the form. You can e-mail the completed form back to Compliance.

     C.   CIGNA Securities - See Exhibit E.

VIII. Prohibitions Against Transactions Based on Material, Nonpublic Information
      --------------------------------------------------------------------------

     No Access Person or Non-Access Person will cause a purchase or sale of a Covered Security to be made for a Client or a personal account while in possession of material, nonpublic information with respect to the issuer of such Covered Security. You must be careful to avoid any impropriety, or even the appearance of an impropriety, in all investment transactions.

     A. Communications. At all times, Access and Non-Access Persons must be aware that any information which is considered or suspected to be material and/or nonpublic should not be disclosed to anyone who does not have a business need to know such information, and any recipient of such information must be made aware that the information is material and nonpublic.

     B. Files. Release of any materials which may contain material, nonpublic information (or conclusions or opinions based thereon) is only allowed on a need-to-know basis.

     C. Other Disclosures. Access Persons and Non-Access Persons should also exercise diligence in other areas where the possibility exists that material, nonpublic information may be inadvertently disclosed to anyone who does not have a need to know. For example, documents should not be left in conference rooms, or on copy or fax machines. Care should be taken to properly file or discard documents.

     D.   Restricted  List. Refer to the Policy and Procedures  Manual,  Part V,
          Section 12. You may use this link,

          http://home.retire.cigna.com/investment_management/compliance_manual_
          ---------------------------------------------------------------------
          investments/PartVText.htm#Material
          ----------------------------------

IX.  Transactions in Securities  Issued or Sponsored by CIGNA Corporation or its
     ---------------------------------------------------------------------------
     Affiliates
     ----------

     Transactions in CIGNA Securities by CIGNA employees, which include all employees of Covered Companies, through personal broker-dealer accounts in which they have direct or Beneficial Ownership, through their 401(K) Plans, through the exercise and/or simultaneous sale of stock options, or as a result of the sale of restricted stock are governed by the Policy Statement for Transactions in CIGNA Securities contained in the CIGNA Corporate Policy. Refer to http://home.cigna.com/old/understa/doing and http://home.cigna.com/old/understa/index.html

     See Exhibit E for an expanded discussion of procedures, including reporting requirements, pertaining to CIGNA Securities.

X.   Gifts
     -----

     A. Access Persons and Non-Access Persons and household members thereof are prohibited from receiving any gift, or any series of gifts within a calendar year, of more than $100 in value from any person or entity that does business with a Covered Company or on behalf of a Client. Occasional business meals or entertainment (theatrical or sporting events, etc.) are not defined as "gifts" and are permitted so long as they are not excessive in number or cost and the host is present at the event.

          Gifts include prizes sponsored by or paid for by broker-dealers, investment bankers, correspondents, and other intermediaries, or investments of any amount, as well as any other property, service or thing of value (such as tickets, admission or entrance fees, meals, entertainment, transportation or lodging). Receipt of gifts in the form of cash, checks, gift certificates is prohibited.

     B. In general, Covered Companies will be responsible for all business travel expenses incurred by its employees which are consistent with corporate travel policy. As a matter of policy, Covered Companies do not allow sponsors of trips who are broker-dealers or issuers of Covered Securities, or other investable assets, to pay for travel or lodging expenses for our employees.

          Exceptions to this policy can be granted by the Chief Compliance Officer if the trip sponsor arranges for group travel or lodging which is not available through normal commercial channels for the convenience of the group (e.g. charter flights) or is a de minimis expense to the sponsor because of the nature of its business (e.g. airline or hotel companies). In both of these cases, it should be clear that the sponsor is paying for reasons of convenience rather than to curry favor.

XI.  Real Estate Transactions
     ------------------------

     Access Persons and Non-Access Persons shall refrain from engaging in the real estate business, the development of real estate or from serving as consultant to others in such activities, unless approved by Covered
     Companies' management on the basis that the activity will not present a conflict of interest.

XII. Corporate Directorships and Other Business Relationships
     --------------------------------------------------------

     In order that even the appearance of impropriety be avoided, it is important that CIGNA Retirement & Investment Services Associates not be involved in investment decisions which relate to other business enterprises of which they are "insiders." For purposes of this policy, a person is an "insider" of a business enterprise if he or she is one of its directors or officers, or otherwise has a confidential relationship with it, or has a beneficial ownership of 1% of its voting stock. A regulated investment company is not a business enterprise for this purpose.

     CIGNA Retirement & Investment Services Associates should make written disclosure of any insider relationships to the Compliance Department. No new insider relationships should be accepted without the written approval of the President of CIGNA Retirement & Investment Services and, if required by CIGNA Corporation policy, by the Corporate Secretary of CIGNA Corporation. New beneficial ownership in excess of 1% of voting stock resulting from non-volitional actions should be reported in the annual disclosure of insider relationships. (See the CIGNA Corporation policy on "Outside Board and Officerships" in the CIGNA Corporate Policy and Procedure Manual). Refer to http://home.cigna.com/old/understa/doing and http://home.cigna.com/old/understa/index.html The continuation of any insider relationship is at the discretion of the President of CIGNA Retirement & Investment Services and the Corporate Secretary of CIGNA Corporation and is to be terminated upon request.

XIII. Investigations
      --------------

     The Chief Compliance Officer will make a determination from the reports of Covered Securities personal transactions, the annual Affirmation/Disclosure Statements, and from any other situations brought to his attention, or of which he is aware, whether a violation or possible violation, of these Business Ethics has occurred. The Chief Compliance Officer will thoroughly investigate each violation or possible violation. Such investigative procedures shall include notification to the appropriate member of the Senior Leadership Team and to the CR&IS Law Department of the violation or possible violation, and discussion of the violation or possible violation with the individual to determine whether the procedures set forth in the Business Ethics section of the Policy and Procedures Manual were followed. Each investigation will be properly documented, including the name of the individual, the date of the investigation, identification of the violation or possible violation, and a summary of the disposition. The file kept on such investigation shall include all underlying records.

     The Chief Compliance Officer will report his findings in writing to the appropriate member of the Senior Leadership Team, CIGNA Internal Audit
     Department, and to the CR&IS Law Department. The decision as to whether a violation has occurred will be subject to review by the Chief Compliance Officer, the appropriate member of the Senior Leadership Team, and the CR&IS Law Department.

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP


You are considered to have "Beneficial Ownership" of Covered Securities if you have or share a direct or indirect "Pecuniary Interest" in the Covered Securities.

You have a "Pecuniary Interest" in Covered Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Covered Securities.

The  following  are  examples  of an  indirect  Pecuniary  Interest  in  Covered
Securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Covered Securities will not provide you with any economic benefit.

     "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Covered Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Covered Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Covered Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Covered Securities held by a trust:

1. Your ownership of Covered Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.   Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

                                                                       EXHIBIT B
                                                                       ---------

                                  PRECLEARANCE
                    PERSONAL COVERED SECURITIES TRANSACTIONS

NAME:
      --------------------------------------------------------------------------
DATE:
      --------------------------------------------------------------------------
TIME:
      --------------------------------------------------------------------------
NAME OF SECURITY:
                  --------------------------------------------------------------

o IF THE REQUEST IS TO PURCHASE (SELL), HAS THIS SECURITY BEEN SOLD OR (PURCHASED) BY THIS INDIVIDUAL WITHIN THE PAST 60 CALENDAR DAYS? YES, NO, DE MINIMIS, OR EXPLAIN EXCEPTION.



o DOES ANY CLIENT PORTFOLIO HAVE A PENDING "BUY" OR "SELL" ORDER IN THE SAME OR EQUIVALENT COVERED SECURITY? YES, NO, DE MINIMIS, OR EXPLAIN EXCEPTION.



o IF THE REQUEST IS MADE BY INVESTMENT PERSONNEL, HAS A PORTFOLIO PURCHASED OR SOLD THIS SECURITY WITHIN THE PAST SEVEN CALENDAR DAYS OR IS A TRANSACTION CURRENTLY ANTICIPATED WITHIN THE NEXT SEVEN CALENDAR DAYS? YES, NO, DE MINIMIS, NOT APPLICABLE AS RELATIVE TO THE SECURITIES TO BE PURCHASED/SOLD, THIS PERSON IS NOT DEFINED AS "INVESTMENT PERSONNEL", OR EXPLAIN OTHER EXCEPTION.



o    IS THIS AN IPO? YES, NO, OR EXPLAIN EXCEPTION.



o    IS THIS A PRIVATE PLACEMENT? YES, NO, OR EXPLAIN EXCEPTION.



THIS APPROVAL IS GOOD FOR ________________________ ONLY.
                                   (DATE)

PRECLEARANCE GRANTED BY:_____________________________

                                                                       EXHIBIT C

                   PERSONAL REPORT OF SECURITIES TRANSACTIONS


NAME/ROUTING:                    FOR THE QUARTER ENDING   ________________, 2002

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a family member had, or by reason of which I or a family member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a family member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

====================================================================================================================================
                                                                                                                   DATE
                                                                                                       -----------------------------
                             Name of                                     Number of      Price per                            Other
Name of Security        Broker/Dealer/Bank        Account Number        Shares/Units    Share/Unit     Purchased   Sold    (Explain)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

[ ]  NONE (check if no reportable transactions)


SIGNATURE: _______________________________      DATE: __________________________

COMPLIANCE UNIT REVIEW: __________

                                                                       EXHIBIT D

================================================================================

                      TIMESSQUARE CAPITAL MANAGEMENT, INC.
                  PERSONAL COVERED SECURITY HOLDINGS DISCLOSURE

                      LIST OF ALL COVERED SECURITIES HELD*
                             AS AT DECEMBER 31, 2002

================================================================================

EMPLOYEE NAME: ________________________   SIGNATURE: ___________________________
(PLEASE PRINT)
                                          DATE: ________________________________

================================================================================

BROKER-DEALER AND       DESCRIPTION OF COVERED SECURITY     NUMBER OF SHARES OR
 ACCOUNT NUMBER                                             PAR VALUE HELD
================================================================================


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


================================================================================

* Excludes restricted CIGNA Common Stock held by Equiserve/First Chicago Trust Company.

                                                                       EXHIBIT E

                    COMPLIANCE GUIDELINES - CIGNA SECURITIES
                    ----------------------------------------

Since many of you have asked questions regarding procedures for the approval of and reporting of transactions in CIGNA Securities, especially in your 401(K) Plan, we are providing additional information which should be helpful to you.

As provided in CIGNA's Corporate Policy and Procedure Manual, speculative transactions involving any CIGNA, or CIGNA-sponsored, security are prohibited. Examples include writing or trading any option, or selling "short" any CIGNA, or CIGNA-sponsored, security. Refer to http://home.cigna.com/old/understa/doing and http://home.cigna.com/old/understa/index.html

PRE-CLEARANCE REQUIREMENTS
--------------------------

ADVISORY  PERSONS  must  pre-clear  all   discretionary   transaction  in  CIGNA
Securities executed through a broker-dealer other than Shareholder Services (Equiserve/First Chicago).

401(K) PLAN, EMPLOYEE STOCK OPTIONS AND RESTRICTED STOCK PLANS
--------------------------------------------------------------

It is not necessary to obtain pre-clearance from the Compliance Department to initiate a transaction involving the 401(K) Plan, or Employee Stock Options and Restricted Stock Plans through Shareholder Services (Equiserve/First Chicago). During prescribed Black-Out Periods CIGNA stock transactions in these plans are automatically barred from execution.

Those employees who have been notified by the Corporate  Secretary that they are
"Restricted   Persons"   subject  to  certain  trading   restrictions  in  CIGNA
Securities, must obtain clearance through the Corporate Secretary's Office.

REPORTING REQUIREMENTS AND PROCEDURES
-------------------------------------

CIGNA SECURITIES THROUGH YOUR BROKER DEALER
-------------------------------------------

If an Access Person buys or sells CIGNA Securities through their personal broker-dealer, the transaction should be reported in the same manner as a transaction in the stock of any other company.

EMPLOYEE STOCK OPTIONS OR RESTRICTED STOCK PLANS
------------------------------------------------

All discretionary transactions in CIGNA Securities by Access Persons participating in the Employee Stock Options and Restricted Stock Plans are reported directly to the Compliance Department by CIGNA Shareholder Services. You do not need to make a separate report to the Compliance Department.

On an annual basis, year-end holdings are also reported directly to the Compliance Department by CIGNA Shareholder Services. You do not need to make a separate report to the Compliance Department.

NOTE: If the Office of the Corporate Secretary (OCS) has notified you that you are a "Restricted Person" all required information and reports are made available directly to OCS. Compliance does not need to receive this information.

CIGNA STOCK IN THE 401(K) PLAN
------------------------------

Transactions that Access Persons must report:

1. Any change/transfer in investment choices for accumulated balances in your 401(K) which impact the dollar amount invested in the CIGNA Stock Fund.

2. Any increase or decrease in the percent of your future 401(K) contributions that are allocated to the CIGNA Stock Fund.

We emphasize that the above instructions pertain only to the CIGNA Stock Fund. Investment choices in any other funds of the 401(K) Plan are not reportable.

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